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                                                                    EXHIBIT 10.1


                           PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS
                                (SHOPPING CENTER)

                                     BETWEEN

                            EXCEL LEGACY CORPORATION,
                             A DELAWARE CORPORATION

                                    "SELLER"

                                       AND

                      WAL-MART REAL ESTATE BUSINESS TRUST,
                                A DELAWARE TRUST

                                   "PURCHASER"


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                                TABLE OF CONTENTS

Article Page

I       Definitions....................................................................1

II      Purchase and Sale; Purchase Price; and Escrow..................................3

III     Document and Physical Inspection; Due Diligence; Voluntary Termination.........4

IV      Representations and Warranties.................................................5

V       Covenants and Agreements.......................................................7

VI      Conditions Precedent to Closing................................................8

VII     Risk of Loss...................................................................9

VIII    Closing; Closing Deliveries....................................................10

IX      Brokers........................................................................12

X       Pre-Closing Default; Remedies..................................................12

XI      Miscellaneous..................................................................13

Exhibits

A       Legal Description
B       General Provisions of Escrow
C       Quitclaim Bill of Sale

D       Assignment & Assumption of Lease and Security Deposits


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                           PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS
                                (SHOPPING CENTER)

        THIS PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (Shopping Center) (this "Agreement") is made as of the 2nd day of August, 1999, by and between EXCEL LEGACY CORPORATION, a Delaware corporation, or assigns (the "Seller"), and WAL-MART REAL ESTATE BUSINESS TRUST, a Delaware trust (the "Purchaser").

                                    RECITALS

        WHEREAS, Seller owns the Property (defined below); and

        WHEREAS, Seller desires to sell, convey, assign, transfer and deliver to Purchaser and Purchaser desires to purchase from Seller the Property on the terms and conditions contained herein.

                                    AGREEMENT

        NOW, THEREFORE, IN CONSIDERATION of Ten Dollars ($10.00) and the mutual covenants, agreements, representations and warranties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

        In addition to those terms defined elsewhere in this Agreement, the following terms have the meanings set forth below:

        "Agreement" means this Purchase and Sale Agreement and Escrow Instructions dated as of the 2nd day of August, 1999, by and between Seller and Purchaser.

        "Broker" shall have the meaning given to such term in Article IX hereof.

        "Closing" shall have the meaning given to such term in Section 8.01 hereof.

        "Closing Date" shall have the meaning given to such term in Section 8.01 hereof.

        "Closing Deposit" shall have the meaning given to such term in Section 2.02(b) hereof.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Contingency Date" shall have the meaning given to such term in Section
3.02 hereof.

        "Contingency Period" shall have the meaning given to such term in
Section 3.02 hereof.

        "Cure Period" shall have the meaning given to such term in Section 3.03 hereof.

        "Deed" shall have the meaning given to such term in Section 8.02(a) hereof.

        "Effective Date" shall mean the later date of the date this Agreement is executed by Seller or Purchaser


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
as such dates appear after each party's signature herein below.

        "Escrow" shall have the meaning given to such term in Section 2.03 hereof.

        "Escrow Agent" means Fidelity National Title Insurance Company National Services Division located at 14643 Dallas Parkway, Suite 380, Dallas, TX 75240
Attn: Karen Moreau.

        "Financing Contingency Date" shall the meaning given to such term in
Section 6.01(d) hereof.

        "General Provisions" shall have the meaning given to such term in
Section 2.03 hereof.

        "Improvements" shall mean all buildings, structures, fixtures and other improvements located on, over and under the Land, which are owned by Seller, including, but not limited to, the heating, ventilating, air conditioning, lighting, plumbing, water, electrical, gas and sewer fixtures, equipment and systems located thereon and the landscaping thereon.

        "Earnest Money Deposit" shall have the meaning given to such term in
Section 2.02(a) hereof.

        "Inspection Items" shall have the meaning given to such term in Section
3.01 hereof.

        "Land" shall mean those certain parcels of real property, owned by Seller, more specifically described by the legal descriptions set forth on Exhibit "A" attached hereto and incorporated by reference.

        "Leases" means all leases or other agreements under which persons or entities rent or occupy space in the Property.

        "Objection Matters" shall have the meaning given to such term in Section
3.03 hereof.

        "Objection Notices" shall have the meaning given to such term in Section
3.03 hereof.

        "Personal Property" shall have the meaning given to such term in Section 2.01(b) hereof.

        "Preliminary Title Report" shall have the meaning given to such term in
Section 3.01(a) hereof.

        "Property" shall have the meaning given to such term in Section 2.01 hereof.

        "Purchase Price" shall have the meaning given to such term in Section
2.02 hereof.

        "Purchaser" means Wal-Mart Real Estate Business Trust, a Delaware trust.

        "Real Property" shall have the meaning given to such term in Section 2.01(a) hereof.

        "Seller" means Excel Legacy Corporation, a Delaware corporation.

        "Tenants" means the persons and entities renting or occupying space in the Property under the Leases.

        "Termination Notice" shall have the meaning given to such term in
Section 3.03 hereof.

        "Title Company" means Fidelity National Title Insurance Company.


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        "Title Policy" shall have the meaning given to such term in Section
8.02(b) hereof.

                                   ARTICLE II

                  PURCHASE AND SALE; PURCHASE PRICE; AND ESCROW

        Section 2.01 PURCHASE AND SALE OF PROPERTY. Subject to the terms and conditions set forth in this Agreement, Seller agrees to sell, convey, assign, transfer and deliver to Purchaser and Purchaser agrees to purchase from Seller all of the following (collectively, the "Property"):

                (a) REAL PROPERTY. The Land and Improvements, together with Seller's interest in and to (i) all easements, rights-of-way relating or appertaining to the Land and/or the Improvements; (ii) all sewer, septic and waste disposal rights and interests applicable or appurtenant to and/or used in connection with the operation of the Improvements; and (iii) any streets, roads, alleys or other public ways adjoining or serving the Land (collectively, the "Real Property")

                (b)     PERSONAL PROPERTY. Seller's interest, if any, in and to
(i) the fixtures, equipment, furnishings and furniture and warranties thereon; and (ii) all tangible and intangible personalty and warranties thereon, in either case, existing on the Effective Date and located on and used in connection with the Real Property (collectively, the "Personal Property").

                (c) LEASE. The Lease, together with all unapplied deposits and other collateral therefor, all guarantees and other agreements by third parties of the obligations of Tenants, all rentals, security and other deposits, receivables, reimbursements and other items payable by Tenants and all claims against Tenants.

        Section 2.02 PURCHASE PRICE. The total purchase price for the Property (the "Purchase Price") shall be Thirty Five Million Five Hundred Sixty Two Thousand Dollars ($35,562,000) allocated per the Property as follows: a) Wyomissing, PA, $6,412,084.; b) Temple, TX, $6,082,006; c) Berlin, WI,
$2,057,852; d) Orland Hills, IL, $8,003,662; e) Decatur, IL, $3,061,061; f) Big
Rapid, MI, $3,175,161; g) Brighton, CO $3,236,105; h) Wabash, IN, $3,534,069.
The Purchase Price shall be payable in immediately available funds at the Closing, as follows:

                (a) EARNEST MONEY DEPOSIT. Within five (5) calendar days after the Effective Date, Purchaser shall deposit earnest money, in immediately available funds, with the Escrow Agent in an amount equal to One Hundred Thousand Dollars ($100,000) (such earnest money deposit, together with interest thereon, is collectively referred to herein as the "Earnest Money Deposit"). In the event the transaction contemplated by this Agreement fails to close, the Earnest Money Deposit shall be distributed as provided herein.

                (b) CLOSING DEPOSIT. The balance of the Purchase Price shall be paid by Purchaser to Escrow Agent and distributed by Escrow Agent to Seller at the Closing in accordance with the terms and conditions set forth in this Agreement (the "Closing Deposit").

        Section 2.03 ESCROW. Seller and Purchaser shall open the escrow account (the "Escrow") with Escrow Agent within five (5) calendar days following the Effective Date by depositing with Escrow Agent a fully executed counterpart original of this Agreement. Upon such delivery, this Agreement shall constitute joint escrow instructions to Escrow Agent, which joint escrow instructions shall supersede all prior escrow instructions related to the Escrow, if any. The General Provisions of Escrow, which are attached as Exhibit "B" to this Agreement ("General Provisions"), are hereby incorporated in and made a part of this Agreement, and Seller and Purchaser hereby expressly agree to the General Provisions. Additionally, in the event neither Seller nor Purchaser have elected to terminate this Agreement pursuant to the terms and conditions hereof, Seller and Purchaser hereby


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agree to promptly execute and deliver to Escrow Agent any additional or supplementary escrow instructions as may be reasonably necessary or convenient to consummate the transaction contemplated by this Agreement; provided, however, that such instructions shall not supersede this Agreement, and in all cases this Agreement shall control unless such Seller and Purchaser agree otherwise.

                                   ARTICLE III
                        DOCUMENT AND PHYSICAL INSPECTION

        Section 3.01 DELIVERY OF INFORMATION. The following information shall be delivered by Seller to Purchaser within two days prior to the Closing Date; provided, however, that the unintentional failure to deliver one or more of the following (whether before, on or after such period) shall not constitute a default under this Agreement:

                (a) PRELIMINARY TITLE REPORT. A current preliminary title report and/or commitment for title insurance covering the Real Property, together with a copy of all documents referred to as exceptions therein, prepared and issued by the Title Company.

                (b) LEASE. A copy of the Lease and documents which Seller reasonably believes affect the ownership or operation of the Property, excluding any loan documents securing indebtedness that will be paid in full by Seller at or prior to Closing.

                (c) SURVEY. A copy of the most recent survey in Seller's possession, if any.

                (d) EXISTING LOAN DOCUMENTS. A copy of the existing loan documents in Seller's possession.

        Section 3.02 INSPECTION PERIOD. Purchaser is hereby granted a period of time beginning on the Effective Date of this Agreement and terminating one (1) calendar day prior to the Closing Date (such later date is herein referred to as the "Contingency Date," and such period of time beginning on the Effective Date and ending on the Contingency Date is herein referred to as the "Contingency Period") within which to conduct and complete an investigation and inspection of all matters pertaining to the Property and Purchaser's purchase thereof, including, but not limited to, the Inspection Items and the physical inspection of the Property which physical inspection of the Property is described in
Section 3.04 hereof.

        Section 3.03 DUE DILIGENCE ITEMS INSPECTION; CURE; TERMINATION. If Purchaser is not satisfied with any of the Inspection Items or its review thereof, Purchaser may give Seller one or more written notices (each, an "Objection Notice," and, collectively, the "Objection Notices") at any time prior to the expiration of the Contingency Period. Each Objection Notice shall list each item of dissatisfaction or objection in particular (each, an "Objection Matter," and, collectively, the "Objection Matters"). If the Objection Notice(s) is not received by Seller or its agent on or before the Contingency Date, Purchaser shall be deemed to have accepted all of the Inspection Items and proceed to purchase the Property in its "As Is" condition. If the Objection Notice(s) is submitted to Seller within the Contingency Period, Seller may, without investigation and at its sole election, cure some or all of the Objection Matters by giving Purchaser written notice of such election (the "Cure Notice") within fifteen (15) days after receipt of the last of the Objection Notices. If Seller elects to cure any of the Objection Matters, Seller shall have one hundred twenty (120) days from the expiration of the Contingency Date (the period of time beginning on the Contingency Date and ending one hundred twenty (120) days thereafter is herein referred to as the "Cure Period") to cure all of the Objection Matters and pay all costs associated with such cure or elect not to cure the Objection Matters. If Seller either (i) fails to cure the Objection Matters within the


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Cure Period, or (ii) elects not to cure one or more of the Objection Matters, or
(iii) fails to provide Purchaser with the Cure Notice, then Purchaser may exercise one of the following options:

                (a) Accept the condition of the Objection Matters in their "As Is" condition by giving written notice to the Seller of the same within one
(1) day after (i) Purchaser has received from Seller the Cure Notice indicating Seller's inability to cure or election not to cure one or more of the Objection Matters or (ii) the expiration of the fifteen (15) day period in which Seller should have provided the Cure Notice and close on the Property subject to all of the other terms and conditions of this Agreement; or

                (b) Terminate this Agreement in its entirety by giving Seller written notice of such termination (the "Termination Notice") within one
(1) day after (i) Purchaser has received from Seller the Cure Notice indicating Seller's inability to cure or election not to cure one or more of the Objection Matters or (ii) the expiration of the fifteen (15) day period in which Seller should have provided the Cure Notice. Upon Seller's receipt of said Termination Notice, this Agreement shall become null and void and the Earnest Money Deposit shall be immediately returned to Purchaser. In the event Purchaser fails to provide to Seller the Termination Notice within said five (5) day period, then Purchaser will be deemed to have waived its right to terminate and will be deemed to have elected to accept the Objection Matters and take title to the Property in its "As Is" condition as set forth in the option described in clause
(a) above.

        Section 3.04 PHYSICAL INSPECTION. Purchaser or its representatives may inspect the Property at all times prior to the Closing Date. Purchaser shall have the right, at Purchaser's sole cost and expense, to conduct tests and inspections, including environmental inspections, samplings, surveys, structural and engineering inspections, and to examine all of the maintenance and other records in Seller's possession relating to the Property. Purchaser's rights to inspect the Property, as outlined herein, shall be subject to the rights of the Tenant; provided, however, that Purchaser shall not be entitled to perform any invasive testing on the Property (including, without limitation, any phase II environmental testing) without Seller's prior written consent in each instance, which consent may be withheld in Seller's sole and absolute discretion. Purchaser hereby agrees to indemnify Seller against any damage caused to the Property, personal injury or any damage caused to a Tenant's property resulting from any of the activities which Purchaser conducts at the Property as outlined herein and shall immediately pay for and repair any such damage which Purchaser may cause to the Property, which indemnity shall survive the closing of the transaction contemplated by this Agreement indefinitely.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

        Section 4.01 REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants the following representations and warranties, which shall be true and correct, to the best of its knowledge, as of the Closing Date:

                (a) POWER AND AUTHORITY. Seller has the requisite power and authority to enter into and perform the terms of this Agreement. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceeding on the part of Seller is necessary in order to permit Seller to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Seller and (assuming valid execution and delivery on the part of Purchaser) is a legal, valid and binding obligation of Seller and enforceable against it in accordance with the terms hereof.

                (b) ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.


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                (c)     LIABILITIES; LITIGATION; CONDEMNATION. There are no
existing or pending litigation, claims, condemnations or sales in lieu thereof, contracts of sale, options to purchase or rights of first refusal which have not been disclosed to Purchaser in writing prior to closing with respect to any aspect of the Property nor have any such actions, suits, proceedings, claims or other such matters been threatened or asserted.

                (d) IMPROVEMENTS AND ASSESSMENTS. Seller has received no notice of any pending improvements, liens, or special assessments to be made against the Property by any governmental authority except as it relates to the Azalea Drive extension relating to the Wal-Mart property located in Temple, TX.

                (e) CLAIMS. There are no delinquent bills or claims in connection with the construction of or any repairs to the Property.

                (f) NON-FOREIGN STATUS. Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

        Section 4.02 KNOWLEDGE OF SELLER. For purposes of this Agreement and any document delivered at Closing, whenever the phrase "to the best of Seller's knowledge" or the "knowledge" of Seller or words of similar import are used, they shall be deemed to refer only to the actual knowledge of Mark T.Burton, and not any implied, imputed or constructive knowledge, without any requirement of independent investigation having been made or any duty to investigate.

        Section 4.03 REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants the following representations and warranties, which shall be true and correct as of the Effective and the Closing Date:

                (a) ORGANIZATION. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

                (b) POWER AND AUTHORITY. Purchaser now has, and at Closing will have, the requisite power and authority to enter into and perform the terms of this Agreement. The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby have been duly authorized by all necessary parties and no other proceeding on the part of Purchaser is necessary in order to permit Purchaser to consummate the transaction contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and (assuming valid execution and delivery on the part of Seller) is a legal, valid and binding obligation of Purchaser and enforceable against it in accordance with the terms hereof.

                (c) RELEASE BY PURCHASER. Purchaser agrees that prior to closing Purchaser, Wal-Mart Stores, Inc., a Delaware corporation together with their successors and assigns, shall execute a document that releases and discharges Seller and its past, present and future officers, directors, employees, agents, representatives, attorneys, subsidiaries, parent and affiliated corporations, successors and assigns (collectively, the "Legacy Releasees") from any and all claims which Wal-Mart or any of its trustees, representatives, agents, attorneys, successors or assigns, may now or hereafter have or assert against any of the Legacy Releasees which arise out of the litigation captioned Wal-Mart Real Estate Business Trust v. Excel Legacy Corporation, Bell County Judicial District Case No. 172671-B, filed in Bell County, Texas (hereinafter "The Litigation") and agrees to promptly dismiss The Litigation, with prejudice.

                (d)     "AS IS" PURCHASE.


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                        (i)     Purchaser is deemed to have inspected the
Property and analyzed the feasibility of its acquisition and use, and specifically agreed to take the Property "AS IS, WHERE IS," subject only to the express terms and conditions of this Agreement. This "AS IS, WHERE IS" condition includes, but is not limited to, and Purchaser acknowledges that, except as may otherwise be specifically set forth elsewhere in this Agreement, neither Seller nor any of its consultants, brokers or agents have made any other representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Property, including, but not limited to, (i) soils and geological condition, topography, area and configuration, (ii) availability of utilities, public access and fire and police protection, (iii) applicable planning, zoning and subdivision statutes, ordinances, regulations and permits,
(iv) any easement, license or encroachment which is not a matter of public record, whether or not visible upon inspection of the Property, (v) the physical condition of the Property, and (vi) any other matter relating to the Property or to the development, management and operation thereof, including, but not limited to, hazardous substances or materials, value, feasibility, cost, governmental regulations, permits and fees, fire hazard, marketing and investment return. Purchaser hereby releases Seller from any and all liability in connection with any claims which Purchaser may have against Seller, and Purchaser hereby agrees not to assert any claims for damage, loss, compensation, contribution, cost recovery or otherwise, against Seller, whether in tort, contract or otherwise, relating directly or indirectly to the existence of asbestos or hazardous substances or materials on, or the environmental conditions of, the Property, or arising under any environmental law, or relating in any way to the quality of the indoor or outdoor environment of the Property. This release shall survive the Closing.

                        (ii) To the extent that Seller has provided to Purchaser any historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property, Seller and Purchaser hereby acknowledge that such information is unaudited and has been provided to Purchaser at Purchaser's request solely as illustrative material. Except as may be specifically set forth elsewhere in this Agreement, Seller makes no representation or warranty that such material is complete or accurate or that Purchaser will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Purchaser that Seller's operation of the Property and allocation of revenues or expenses may be vastly different than Purchaser may be able to attain. Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Purchaser has relied upon its own investigation and inquiry with respect to the operation of the Property and, except as may be specifically set forth elsewhere in this Agreement, releases Seller from any liability with respect to such historical financial information.

                                    ARTICLE V
                            COVENANTS AND AGREEMENTS

        During the period from and after the Effective Date through the Closing, Seller hereby covenants and agrees as follows:

        Section 5.01 CONTINUITY OF OPERATIONS. Seller shall carry on the business of Seller with respect to the Property in substantially the same manner as Seller has heretofore conducted such business and will not introduce any new method of management, operation or accounting with respect to the Property.

        Section 5.02 MAINTENANCE. Seller shall maintain the Property in its present condition, subject to normal wear and tear, and, without limiting the foregoing, Seller shall not diminish the quality or quantity of maintenance and upkeep services heretofore provided to the Property.

        Section 5.03 EXISTING LOAN, ENCUMBRANCES AND LIENS. Seller shall pay off, in full, any and all existing loans relating to the Property on or before the Closing Date and there shall be no loan, encumbrance or lien from any lender or other creditor relating to the Property at Closing, unless such loan, encumbrance and/or


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lien is specifically being assumed by Purchaser according to the terms and conditions of this Agreement. Seller agrees that it will not enter into, request or accept any changes in the terms of such existing loans, encumbrances or liens without the prior written approval of Purchaser.

        Section 5.04 NEW ENCUMBRANCES. Seller shall not grant or permit any new encumbrances on or about the Property, including, but not limited to, any new service or other contracts, title matters or leases or amendments thereto, without the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed; provided, that, in the event that Seller must make changes in any existing encumbrance or enter into any new encumbrance to protect Seller's current investment interest in the Property due to vacancies or problems from collecting rents from tenant(s) arising during the term of this Agreement, Seller may make such change or enter into such new encumbrance without Purchaser's prior consent. Notwithstanding the foregoing to the contrary, in the event Seller, to the extent necessary to protect Seller's investment interest in the Property, enters into a new service or other operating contract, lease or amendments to a Lease, without Purchaser's consent (Seller having requested Purchaser's consent and Purchaser having denied the same), Purchaser shall have the option to either terminate this Agreement or accept the Property "As Is" under the terms of such contract, new lease or amendment.

                                   ARTICLE VI
                         CONDITIONS PRECEDENT TO CLOSING

        Section 6.01 CONDITIONS TO OBLIGATIONS OF PURCHASER. The Closing, and Purchaser's obligation to purchase the Property, are subject to the satisfaction, prior to the Closing Date, of all of the following conditions:

                (a) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Seller set forth in this Agreement shall be true and correct in all material respects, to the best of Seller's knowledge, on the Closing Date as though made at the Closing.

                (b) DELIVERY OF ITEMS. Seller shall have delivered all documents and instruments required to be delivered by or in behalf of Seller, whether to Purchaser, Title Company, Escrow Agent or any other person or entity, on or before the Closing Date.

                (c) PERFORMANCE OF COVENANTS, OBLIGATIONS AND AGREEMENTS. Seller shall have performed all of the covenants, obligations and agreements under this Agreement to be performed by Seller on or before the Closing.

                (d) FINANCING CONTINGENCY. This transaction shall be totally contingent upon Purchaser being able to assume the existing financing relating to all of the Property by no later than the Closing Date. Purchaser hereby agrees that it has received and reviewed the existing loan documents and is satisfied in assuming the loans according to the terms and conditions of the existing loan documents thereof and desire to do so. Purchaser must provide Seller written notice within one day prior to the Closing Date the Lenders of the existing financing will not allow Purchaser to assume the existing loans. In the event Purchaser provides Seller such written notice, this Contract shall terminate in its entirety, become null and void and neither party shall have any further obligation to the other party and Purchaser shall receive an immediate return of all Earnest Money Deposit, including all interest thereon, if any. In the event Purchaser fails to provide Seller said notice within the time period as described herein, then Purchaser agrees that Purchaser will have deemed the financing contingency as outlined in this paragraph as satisfied and said financing contingency shall be deemed waived and Purchaser shall proceed to close on the Property according to the remaining terms and conditions of this Contract.


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        Section 6.02 CONDITIONS TO OBLIGATIONS OF SELLER. The Closing, and
Seller's obligation to sell, convey, assign, transfer and deliver the Property to Purchaser, are subject to the satisfaction, prior to or at the Closing Date, of all of the following conditions:

                (a) REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all material respects on the Closing Date as though made at the time of Closing.

                (b) DELIVERY OF ITEMS. Purchaser shall have delivered all documents and instruments required to be delivered by or in behalf of Purchaser, whether to Seller, Title Company, Escrow Agent or any other person or entity, on or before the Closing Date.

                (c) PERFORMANCE OF COVENANTS, OBLIGATIONS AND AGREEMENTS. Purchaser shall have performed all of the covenants, obligations and agreements of Purchaser under this Agreement to be performed by Purchaser prior to the Closing, including being able to assume the existing financing as describe in
Section 6.01(d) above. In the Lenders of the existing financing relating to the Property do not allow Purchaser to assume the existing financing applicable to the Property, Seller shall have the same right to terminate this agreement as Purchaser has as described in Section 6.01(d) above and this Contract shall terminate in its entirety, become null and void and neither party shall have any further obligation to the other party and Purchaser shall receive an immediate return of all Earnest Money Deposit, including all interest thereon, if any.

                                   ARTICLE VII
                                  RISK OF LOSS

        Section 7.01 MINOR LOSS. Purchaser shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or destruction of any of the Improvements or condemnation of any portion of the Property; provided, that (a) the cost to repair any such damage or destruction, or the diminution of value of the remaining Property as a result of a partial condemnation, is less than or equal to ten percent (10%) of the Purchase Price, and (b) upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, less any sums expended by Seller toward the restoration or repair of the Property, and, if the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Purchaser, except to the extent needed to reimburse Seller for sums expended to repair or restore the Property.

        Section 7.02 MAJOR LOSS. If the amount of damage or destruction or condemnation, as specified above, exceeds ten percent (10%) of the Purchase Price, then Purchaser may, at its option to be exercised within five (5) days of Seller's notice of the occurrence of such damage or destruction or condemnation, elect to either (a) terminate this Agreement in its entirety, or (b) consummate the transaction contemplated by this Agreement for the full Purchase Price as required by the terms hereof. If Purchaser elects to terminate this Agreement, then upon Seller's receipt of Purchaser's notice within said five (5) day period, this Agreement shall be null and void, Purchaser shall be entitled to an immediate return of the Earnest Money Deposit and neither party shall have any further obligation one to the other, except as otherwise set forth herein. If Purchase fails to provide such notice within said five (5) day period, or Purchaser elects to proceed with the purchase of the Property, then upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation, less any sums expended by Seller toward the restoration or repair of the Property, and, if the


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
proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Purchaser, except to the extent needed to reimburse Seller for sums expended to repair or restore the Property.

        Section 7.03 DEDUCTIBLES. In the event that Purchaser is required to or elects to purchase the Property following any damage or destruction or condemnation of the Property pursuant to Section 7.01 or Section 7.02 above, Seller shall also provide Purchaser with a credit against the Purchase Price in an amount equal to any deductible.

                                  ARTICLE VIII
                           CLOSING; CLOSING DELIVERIES

        Section 8.01 THE CLOSING. The closing of the transaction contemplated by this Agreement (the "Closing") shall take place at the National Division Offices of the Escrow Agent in Dallas, TX, on or before August 23, 1999, (the "Closing Date").

        Section 8.02 SELLER'S DELIVERIES AT CLOSING. On or before the Closing Date, Seller shall deliver to Escrow Agent the following items:

                (a)     LIMITED WARRANTY DEED(S).

                (b) TITLE POLICY. A proforma or marked-up commitment of a title policy dated as of the Closing Date (the "Title Policy") evidencing title in the same condition as Purchaser approved such title according to the terms and conditions of this Agreement.

                (c) QUITCLAIM BILL OF SALE. One (1) original of a Quitclaim Bill of Sale in the form of Exhibit "C" attached hereto, duly executed by Seller.

                (d) ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS. Two (2) counterpart originals of the Assignment and Assumption of Leases and Security Deposits in form of Exhibit "D" attached hereto, duly executed by Seller.

                (e) ASSIGNMENT AND ASSUMPTION OF EXISTING LOAN DOCUMENTS. Two (2) originals of an Assignment and Assumption of Existing Loan Documents as applicable to the Property in form of Exhibit "E" attached hereto, duly executed by Seller and Lenders or Lenders legal agents.

                (f) SELLER'S AFFIDAVITS. (a) An affidavit declaring that, to the best of Seller's knowledge, all charges related to the Property, as of the Closing Date, have been paid current, excluding any charges that may be owed by the Tenant; and (b) evidence that those acting for the Seller have full authority to consummate the transaction contemplated by this Agreement, as modified through Closing.

                (g) CERTIFICATE OF NON-FOREIGN STATUS. A certificate that Seller is not a "foreign person" within the meaning of Section 1445 of the Code.

                (h) CLOSING STATEMENT. Seller's duly executed closing statement.

        Section 8.03 PURCHASER'S DELIVERIES AT CLOSING. On or before the Closing Date, Purchaser shall deliver to Escrow Agent the following items:

                (a) CLOSING DEPOSIT. The Closing Deposit pursuant to Section 2.02(b) hereof. The Purchase Price shall be credited by the Earnest Money Deposit previously deposited by Purchaser with Escrow Agent pursuant to Section 2.02(a) hereof, plus or minus any other credits, prorations or charges as set forth in this Agreement.

                (b) ASSIGNMENT AND ASSUMPTION OF LEASES AND SECURITY DEPOSITS. Two (2) counterpart originals of the Assignment and Assumption of Leases and Security Deposits in the form of exhibit "D" attached hereto, duly executed by Purchaser.

                (c) ASSIGNMENT AND ASSUMPTION OF EXISTING LOAN DOCUMENTS. Two (2) originals of an Assignment and Assumption of Existing Loan Documents as applicable to the Property in form of Exhibit "E" attached hereto, duly executed by Seller and Lenders or Lenders legal agents.

                (d) EVIDENCE OF AUTHORITY. Evidence that those acting for the Purchaser have full authority to consummate the transaction contemplated by this Agreement, as modified through Closing (including, but not limited to, certified copies of the corporate or other resolutions authorizing the transaction contemplated by this Agreement).

                (e) CLOSING STATEMENT. Purchaser's duly executed closing statement.

        Section 8.04 PRORATIONS, COSTS AND EXPENSES.

                (a) PRORATIONS AND ADJUSTMENTS. The following adjustments and prorations shall be made as of the Closing Date. Such adjustments and prorations shall be made on the basis of a 365-day year, with the Closing Date considered to be for the benefit of the Purchaser, in accordance with the following provisions:

                        (i) RENTS AND DEBT INTEREST EXPENSE. Purchaser and Seller hereby agree that all expenses relating to the Property, including by not limited to the operation, management and repair, Real and Personal Property Taxes, Assessments and Insurance are the absolute obligation of the Tenant to pay according to the terms and conditions under the existing Leases. Therefore, there shall only be a proration of Tenants rents and interest relating to the existing financing encumbering the Property as of the Closing Date.

                        (ii) SECURITY DEPOSITS. Tenant security deposits and other refundable tenant deposits under the Leases shall be credited to Purchaser at Closing.

                (b) SELLER'S CLOSING COSTS. At Closing, Seller shall pay (i) Seller's share of prorations and (ii) Seller's attorneys' fees.

                (c) PURCHASER'S CLOSING COSTS. At Closing, Purchaser shall pay (i) all recording costs and documentary transfer taxes, deed stamps and other costs payable in connection with the recordation of the Deed and the conveyance of the Real Property; (ii) all charges related to the Title Policy, including any title endorsements; (iii) any costs associated with environmental reports or inspections, (iv) all costs related to the survey, (v) Purchaser's financing costs, including assumption fees relating to Purchaser's assumption of the existing financing, (vi) the Escrow Agent's fees and costs associated with the Escrow; (vii) Purchaser's share of prorations; and (viii) Purchaser's attorneys' fees.

                                   ARTICLE IX
                                    BROKERS

        Section 9.01 BROKERS. Seller and Purchaser each specifically acknowledge that there are no real estate commissions due in relation to the transaction contemplated by this Agreement.

                                    ARTICLE X
                                DEFAULT; REMEDIES

        Section 10.01.SELLER'S PRE-CLOSING DEFAULT; PURCHASER'S REMEDIES. If Seller defaults in performing any of Seller's obligations under this Agreement for any reason, or if any of the representations or warranties of Seller herein are determined to be untrue at Closing in any material respect, Purchaser may, as its sole and exclusive remedies, elect to either (a) terminate this Agreement, receive a full and immediate refund of the Earnest Money Deposit and neither Seller nor Purchaser shall have any further rights, obligations or liabilities under this Agreement, except as otherwise set forth herein; or (b) seek to enforce the equitable remedy of specific performance of this Agreement.

        Section 10.02.PURCHASER'S PRE-CLOSING DEFAULT; SELLER'S REMEDIES. If Purchaser defaults in the closing of the transaction contemplated by this Agreement or in performing any of Purchaser's covenants or obligations hereunder, other than due to Seller's default or cause, or if any of the representations or warranties of Purchaser herein are determined to have been untrue when made in any material respect, then Seller shall, as its sole and exclusive right and remedy, terminate this Agreement and retain the Earnest Money Deposit and all interest earned thereon as liquidated damages, and thereafter neither party shall have any further rights, obligations or liabilities hereunder, except as otherwise set forth in this Agreement. PURCHASER, BY ITS INITIALS FOLLOWING THIS SECTION, AND SELLER, BY ITS INITIALS FOLLOWING THIS SECTION, AGREE THAT IF THE ESCROW FAILS TO CLOSE DUE TO PURCHASER'S DEFAULT UNDER THIS AGREEMENT, THEN THE EARNEST MONEY DEPOSIT AND ALL INTEREST EARNED THEREON SHALL CONSTITUTE LIQUIDATED DAMAGES TO SELLER, THE PAYMENT OF WHICH SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDY AT LAW OR IN EQUITY FOR SUCH DEFAULT. SELLER AND PURCHASER AGREE THAT THE AFORESAID SUM IS A REASONABLE AMOUNT FOR LIQUIDATED DAMAGES UNDER THE CIRCUMSTANCES EXISTING AT THE TIME THIS AGREEMENT IS ENTERED INTO AND IS NOT INTENDED TO BE A PENALTY FOR PURCHASER'S DEFAULT.

                     SELLER:                 PURCHASER:

                     -------------           --------------

        As material consideration for each party's agreement to the provisions of this Section 10.02, each party hereby agrees to waive any and all rights whatsoever to contest the validity of this Section 10.02 for any reason whatsoever, including, but not limited to, that such provision was unreasonable under circumstances existing at the time this Agreement was made. The provisions of Section 10.02 are specifically intended to survive the Closing.

        Section 10.03 SELLER'S POST-CLOSING DEFAULT; PURCHASER'S REMEDIES. Notwithstanding anything to the contrary contained in this Agreement or in any document executed in connection herewith, if the Closing shall have occurred, then the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnification undertakings (if any), covenants or other obligations (whether express or implied) of Seller under this Agreement or any document executed in connection herewith shall not exceed Two Hundred Fifty Thousand Dollars ($250,000.00) per each individual property as identified on Exhibit "A".

                                   ARTICLE XI
                                  MISCELLANEOUS

        Section 11.01 NOTICES. Any notice, request, demand or other communication required or permitted hereunder shall be given in writing and sent by (a) personal delivery; (b) overnight nationwide delivery service with proof of delivery; (c) registered or certified mail, return receipt requested, postage prepaid; or (d) facsimile transmission and addressed to the parties at the addresses indicated below (or to any other address designated by Seller or Purchaser in writing and given in the manner set forth herein).

                (a) SELLER'S ADDRESS. If to Seller, at the following address:

                        Excel Legacy Corporation
                        801 South 500 East, Suite 201
                        West Bountiful, Utah  84010
                        Attention: Mark T. Burton
                        Telephone (801) 294-2400
                        Facsimile (801) 294-7479

                (b) PURCHASER'S ADDRESS. If to Purchaser, at the following address:

                        Wal-Mart Stores, Inc.
                        2001 S.E. 10th St.
                        Bentonville, AR  72712-6489
                        Attention: Brandt Rydell
                        Facsimile: 501-204-0096

                Any notice or communication given in accordance with the foregoing shall be deemed to have been given as of the date of the confirmed receipt of the facsimile, or as of the date of delivery (if hand or courier delivered), or as of three (3) days after mailing (if mailed registered or certified, return receipt requested, postage prepaid).

        Section 11.02 FURTHER ASSURANCES. Seller and Purchaser agree that each party will, at any time prior to, at, or after the Closing, duly execute and deliver to the other party any additional documents and instruments which either Purchaser or Seller reasonably determine are necessary in connection with the consummation of this Agreement and the failure of either party to demand such document or instrument at or before the Closing shall not alleviate the obligation of the other party to execute and deliver the same at any time upon request of Purchaser or Seller.

        Section 11.03 SURVIVAL OF SELLER'S REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the representations, warranties and covenants of Seller set forth in this Agreement (or in any of the closing documents executed by Seller) shall survive the Closing for a period not to exceed ninety (90) calendar days from and after the Closing Date.

        Section 11.04 POSSESSION. Purchaser shall be entitled to full possession of the Property at Closing, subject to the rights of Tenants under the Leases.

        Section 11.05 TERMINATION. In the event this Agreement is terminated by Purchaser according to Purchaser's rights hereunder, this Agreement shall terminate, become null and void and Seller and Purchaser shall have no further rights, obligations or liabilities one to the other hereunder, and the Earnest Money Deposit shall be immediately returned to Purchaser.

        Section 11.06 ASSIGNABILITY. Purchaser may not assign this Agreement without the prior written consent of Seller which consent shall not be unreasonable withheld. Purchaser may only assign this Agreement to a wholly owned subsidiary or affiliate of Purchaser without Seller's written consent. In any event if Purchaser assigns this Agreement, Purchaser shall remain obligated to perform all of the terms and conditions of this Agreement as set forth herein.

        Section 11.07 WAIVER. Failure by Purchaser or Seller to insist upon or enforce any of their rights shall not constitute a waiver thereof and nothing shall constitute a waiver of Purchaser's rights to insist upon strict compliance with the provision hereof. Either party hereto may waive the benefit of any provision or condition for its benefit contained in this Agreement.

        Section 11.08 ATTORNEYS FEES AND LEGAL EXPENSES. In the event of any litigation between the parties hereto, concerning any breach of any of the covenants or agreements contained herein, or any material inaccuracies in any of the representations or warranties on the part of either party arising out of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees and legal expenses, including, but not limited to, court costs.

        Section 11.09 ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties hereto, and supersedes any prior understandings or written or oral agreements between the parties concerning the Property. This Agreement cannot be varied, modified, amended, altered or terminated, except by written agreement executed by the parties.

        Section 11.10 SECTION HEADINGS. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

        Section 11.11 BINDING EFFECT. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

        Section 11.12 TIME. Time is of the essence in the performance of each party's obligations, under this Agreement.

        Section 11.13 GENDER AND NUMBER. Within this Agreement words of any gender shall be held and construed to include any other gender and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.

        Section 11.14 COUNTERPART. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

        Section 11.15 APPLICABLE LAW. This Agreement shall be governed by and construed under the laws of the state in which the Property is located.

        Section 11.16 RECEIPT OF EXECUTED COPIES. This Agreement may be terminated by Seller in its entirety, at the option of Seller, if this Agreement is not executed by Purchaser with a copy being received by facsimile by Seller by no later than three (3) days after this Agreement has been executed by Seller. In addition, this Agreement may be terminated in its entirety, at the option of Seller, if an original fully executed copy of the Agreement is not received by Seller by no later than five (5) days after the date this Agreement has been executed by Seller.

        IN WITNESS, WHEREOF, Purchaser and Seller have executed this Agreement on the dates set forth below.

                    SELLER:

                           EXCEL LEGACY CORPORATION, A DELAWARE CORPORATION

                           By:     /s/ Mark T. Burton
                              ----------------------------------------
                                   Mark T. Burton

                           Its:    Senior Vice President
                               ---------------------------------------

                           Date:   August 2, 1999
                                --------------------------------------

                    PURCHASER:

                           WAL-MART REAL ESTATE BUSINESS TRUST, A DELAWARE TRUST

                           By:     /s/ Anthony L. Fuller
                              ----------------------------------------
                                   Anthony L. Fuller

                           Its:    Vice President
                               ---------------------------------------

                           Date:   August 17, 1999
                                --------------------------------------